Contact:	Caitlin Gursslin
Investor Relations
(512) 683-8456

National Instruments Reports Record Third Quarter Revenue
Company’s Disciplined Execution Delivered Strong Operating Income Despite Difficult Business Conditions in Q3

AUSTIN, Texas – Oct. 25, 2012

Q3 2012 Highlights

•	Record revenue of $290 million for a third quarter, up 7 percent on a non-GAAP basis year-over-year

•	GAAP gross margin of 75 percent and non-GAAP gross margin of 76 percent

•	Record non-GAAP operating income for a third quarter

•	Fully diluted GAAP EPS of $0.20

•	Fully diluted non-GAAP EPS of $0.26

•	EBITDA of $43 million, or $0.35 per share

•	Cash and short-term investments of $364 million as of Sept. 30

National Instruments (Nasdaq: NATI) today announced Q3 revenue of $290 million, a third quarter revenue record and a 7 percent increase from Q3 2011 on a non-GAAP basis. In constant currency terms, Q3 revenue increased 11 percent from Q3 2011. Backlog decreased by $11 million during the quarter. In Q3, the company’s orders greater than $20,000 grew 11 percent year-over-year and average order size reached approximately $4,900. The company’s orders less than $20,000 decreased by 4 percent year-over-year, reflecting the significant decline in the Global PMI in Q3.

EBITDA, or Earnings Before Interest, Taxes, Depreciation and Amortization, was $43 million, or $0.35 per share for Q3 2012. GAAP net income for Q3 was $24 million, with fully diluted earnings per share (EPS) of $0.20, and non-GAAP net income was $32 million, with non-GAAP fully diluted EPS of $0.26.

The company’s non-GAAP results exclude the impact of stock-based compensation, amortization of acquisition-related intangibles and acquisition-related transaction costs. Reconciliations of the company’s GAAP and non-GAAP results are included as part of this news release.

A significant contributor to National Instruments’ success this year was winning the largest application sale in the history of the company. This application involves the use of NI LabVIEW system design software and the NI PXI hardware platform to rapidly develop a production test solution. Year to date, National Instruments has received $53 million in orders for this application – $41 million of this was recognized as revenue in the first nine months of 2012, and the company anticipates recognizing the remainder in Q4. Excluding the impact of this application, orders over $20,000 would have been up by 2 percent year-over-year.

“In tough economic climates, it takes discipline to balance the short-term demands of the business and our long-term objectives in building a company that is built to last,” said Dr. James Truchard, co-founder, president and CEO. “Our employees’ diligent efforts resulted in revenue growth outpacing expense growth while redefining instrumentation and our competitive position with disruptive technology.”

Geographic revenue in U.S. dollar terms for Q3 2012 compared to Q3 2011 was up 3 percent in the Americas, down 7 percent in Europe and up 26 percent in Asia. In local currency terms, revenue was up 4 percent in Europe and up 29 percent in Asia. As the company announced during its annual investor conference on Oct. 1, 2012, National Instruments created a new geographical territory in Asia, resulting in four regions: Americas, Europe, East Asia, and Emerging Markets, Asia/Rest of World. The company will begin reporting on these four regions next quarter.

As of Sept. 30, NI had $364 million in cash and short-term investments. The National Instruments Board of Directors approved a quarterly dividend of $0.14 per share on the company’s common stock payable on Dec. 3 to stockholders of record on Nov. 12.

National Instruments Reports Record Third Quarter Revenue
Oct. 25, 2012

Guidance for Q4 2012

National Instruments remains very concerned by the continued weakness of the Global PMI in Q3 with the average for the quarter of 48.5, the lowest average since Q2 2009. Of ongoing concern is the level of the new order element of the index at 48.1 in September. Its drop suggests that the overall index may remain well below 50 in Q4 and into 2013. The company believes this trend will restrain growth in the test and measurement industry for the fourth quarter.

Historically, this sort of deterioration in the industrial economy, coupled with a weak start to the quarter, can result in a delay to large orders. In this environment, National Instruments is taking a conservative approach and assumes there will not be the normal seasonal surge in orders toward the end of the quarter. Also, as the company continues to absorb the significant investments made in 2011, it expects year-over-year growth in non-GAAP operating expenses will be in the low single digits in Q4.

“We are pleased with our ability to increase our Q3 non-GAAP operating margin over last year,” said Alex Davern, NI CFO. “With that said, we expect the industrial economy to remain very weak into 2013, and we will continue to focus on carefully managing expenses.”

NI expects revenue for Q4 2012 to be between $265 million and $295 million. The company expects fully diluted EPS to be in the range of $0.11 to $0.25 for Q4, with non-GAAP fully diluted EPS expected to be in the range of $0.17 to $0.31.

Given the uncertain economic environment, the company plans to host a business update call for investors after the market closes on Dec. 10.

Non-GAAP Presentation

In addition to disclosing results determined in accordance with GAAP, NI discloses certain non-GAAP operating results and non-GAAP information that exclude certain charges. In this news release, the company has presented its net sales, gross profit, gross margin, operating expenses, operating income, operating margin, income before income taxes, provision for income taxes, net income and basic and fully diluted EPS for the three- and nine-month periods ending Sept. 30, 2012 and 2011, on a GAAP and non-GAAP basis. NI is also providing guidance on its non-GAAP fully diluted EPS. When presenting non-GAAP information, the company includes a reconciliation of the non-GAAP results to the GAAP results. Management believes that including the non-GAAP results assists investors in assessing the company’s operational performance and its performance relative to its competitors. The company presents these non-GAAP results as a complement to results provided in accordance with GAAP, and these results should not be regarded as a substitute for GAAP. Management uses these non-GAAP measures to manage and assess the profitability and performance of its business and does not consider stock-based compensation expense, amortization of acquisition-related intangibles and acquisition-related transaction costs in managing its operations. Specifically, management uses non-GAAP measures to plan and forecast future periods, to establish operational goals, to compare with its business plan and individual operating budgets, to measure management performance for the purposes of executive compensation including payments to be made under bonus plans, to assist the public in measuring the company’s performance relative to the company’s long-term public performance goals, to allocate resources and, relative to the company’s historical financial performance, to enable comparability between periods. Management also considers such non-GAAP results to be an important supplemental measure of its performance.

This news release also discloses the company’s EBITDA and EBITDA diluted EPS for the three- and nine-month periods ending Sept. 30, 2012 and 2011. The company also believes that including the EBITDA results assists investors in assessing the company’s operational performance relative to its competitors. A reconciliation of EBITDA and EBITDA diluted EPS to GAAP net income and GAAP diluted EPS is included with this news release.

National Instruments Reports Record Third Quarter Revenue
Oct. 25, 2012

Conference Call Information

Interested parties can listen to the Q3 2012 conference call today, Oct. 25, beginning at 4:00 p.m. CT, at ni.com/call. A replay will be available shortly after the call ends through Nov. 1 at 7:00 p.m. CT by calling (888) 203-1112, confirmation code 8045482, or by visiting the company’s website at ni.com/call.

Forward-Looking Statements

This release contains “forward-looking statements,” including statements related to recognizing the remainder of the large application revenue in Q4, a company that is built to last, redefining instrumentation and the company’s competitive position with disruptive technology, remaining very concerned by the continued weakness of the Global PMI in Q3, company belief that this trend will restrain growth in the test and measurement market for the fourth quarter, that deterioration in the industrial economy coupled with a weak start to the quarter can result in a delay to large orders toward the end of a quarter, taking a conservative approach and assuming there will not be the normal seasonal surge in orders toward the end of the quarter, expecting year-over-year growth in non-GAAP operating expenses will continue to be in the low-single digits in Q4, expecting the industrial economy to remain very weak into 2013, that we will continue to focus on carefully managing expenses through the first half of 2013, NI’s revenue guidance for Q4 2012 and its guidance for Q4 2012 fully diluted GAAP and non-GAAP EPS. These statements are subject to a number of risks and uncertainties, including the risk of adverse changes or fluctuations in the global economy, component shortages, delays in the release of new products, fluctuations in customer demand for NI products, the company’s ability to effectively manage its operating expenses, manufacturing inefficiencies, adjustments to acquisition earn-out accruals, foreign exchange fluctuations and the impact of NI’s recent and any future acquisitions. Actual results may differ materially from the expected results.

The company directs readers to its Form 10-K for the fiscal year ended Dec. 31, 2011, its Form 10-Q for the quarter ended June 30, 2012, and the other documents it files with the SEC for other risks associated with the company’s future performance.

About National Instruments

Since 1976, National Instruments (www.ni.com) has equipped engineers and scientists with tools that accelerate productivity, innovation and discovery. NI’s graphical system design approach to engineering provides an integrated software and hardware platform that speeds the development of any system needing measurement and control. The company’s long-term vision and focus on improving society through its technology supports the success of its customers, employees, suppliers and shareholders. Readers can obtain investment information from the company’s investor relations department by calling (512) 683-5090, emailing nati@ni.com or visiting www.ni.com/nati. (NATI-F)

LabVIEW, National Instruments, NI and ni.com are trademarks of National Instruments. Other product and company names listed are trademarks or trade names of their respective companies.

###

National Instruments
Consolidated Balance Sheets
(In thousands)

	Sept. 30,	Dec. 31,
	2012	2011
	(Unaudited)

Assets
Current assets:
Cash and cash equivalents	$311,536	$142,608
Short-term investments	52,128	223,504
Accounts receivable, net	182,604	157,056
Inventories, net	155,273	131,995
Prepaid expenses and other current assets	49,668	38,082
Deferred income taxes, net	21,563	26,304
Total current assets	772,772	719,549

Property and equipment, net	223,144	190,148
Goodwill	129,092	130,747
Intangible assets, net	75,745	83,866
Other long-term assets	33,491	29,984
Total assets	$1,234,244	$1,154,294

Liabilities and Stockholders’ Equity
Current liabilities:
Accounts payable	$52,211	$41,111
Accrued compensation	34,850	29,616
Deferred revenue - current	87,803	80,059
Accrued expenses and other liabilities	16,145	37,612
Other taxes payable	25,728	24,507
Total current liabilities	216,737	212,905

Deferred income taxes	42,030	43,186
Liability for uncertain tax positions	20,473	19,494
Deferred revenue – long-term	20,885	10,015
Other long-term liabilities	15,833	16,683
Total liabilities	$315,958	$302,283

Stockholders’ equity:
Preferred stock	$-	$-
Common stock	1,225	1,207
Additional paid-in capital	515,973	471,830
Retained earnings	400,694	382,474
Accumulated other comprehensive income (loss)	394	(3,500)
Total stockholders’ equity	$918,286	$852,011
Total liabilities and stockholders’ equity	$1,234,244	$1,154,294

National Instruments
Consolidated Statements of Income
(In thousands, except per share data)

	Three Months Ended		Nine Months Ended
	Sept. 30,		Sept. 30,
	(Unaudited)		(Unaudited)
	2012	2011	2012	2011
Net sales:
Product	$263,116	$247,256	$771,430	$699,007
Software maintenance	26,858	20,839	70,587	60,222
GSA accrual	-	(13,107)	1,349	(13,107)
Total net sales	289,974	254,988	843,366	746,122

Cost of sales:
Product	$71,796	$63,579	$201,374	$169,340
Software maintenance	1,698	1,636	4,319	4,237
Total cost of sales	73,494	65,215	205,693	173,577

Gross profit	$216,480	$189,773	$637,673	$572,545

Operating expenses:
Sales and marketing	$109,213	$103,195	$320,021	$286,547
Research and development	56,627	54,674	164,928	144,569
General and administrative	20,714	21,148	63,590	61,219
Total operating expenses	$186,554	$179,017	$548,539	$492,335

Operating income	$29,926	$10,756	$89,134	$80,210

Other income (expense):
Interest income	$133	$354	$495	$1,039
Net foreign exchange (loss)	(235)	(708)	(2,139)	(1,417)
Other income, net	(899)	(95)	(644)	(220)

Income before income taxes	$28,925	$10,307	$86,846	$79,612

Provision for (benefit from) income taxes	4,585	(2,429)	17,423	9,867

Net income	$24,340	$12,736	$69,423	$69,745

Basic earnings per share	$0.20	$0.11	$0.57	$0.58
Diluted earnings per share	$0.20	$0.11	$0.57	$0.58

Weighted average shares outstanding -
Basic	122,402	120,308	121,710	119,585
Diluted	123,074	121,102	122,726	121,027

Dividends declared per share	$0.14	$0.10	$0.42	$0.30

National Instruments
Consolidated Statements of Cash Flows
(In thousands)
	Nine Months Ended
	Sept. 30,
	(Unaudited)
	2012	2011
Cash flow from operating activities:
Net income	$69,423	$69,745
Adjustments to reconcile net income to net cash provided
by operating activities:
Depreciation and amortization	41,029	35,745
Stock-based compensation	20,506	16,650
Tax expense (benefit) from deferred income taxes	3,626	(491)
Tax (benefit) from stock option plans	(2,353)	(5,047)
Changes in operating assets and liabilities:
Accounts receivable	(25,549)	(23,509)
Inventories	(23,278)	(12,376)
Prepaid expenses and other assets	(10,296)	(9,000)
Accounts payable	11,100	4,112
Deferred revenue	(2,271)	10,215
Taxes and other liabilities	8,325	30,456
Net cash provided by operating activities	$90,262	$116,500

Cash flow from investing activities:
Capital expenditures	(52,483)	(40,329)
Capitalization of internally developed software	(11,284)	(11,412)
Additions to other intangibles	(1,426)	(3,226)
Acquisitions, net of cash received	-	(73,558)
Purchases of short-term investments	(48,718)	(93,299)
Sales and maturities of short-term investments	220,094	86,086
Net cash provided/(used) by investing activities	$106,183	$(135,738)

Cash flow from financing activities:
Proceeds from issuance of common stock	21,297	27,152
Dividends paid	(51,167)	(35,897)
Tax benefit from stock option plans	2,353	5,047
Net cash used by financing activities	$(27,517)	$(3,698)

Net change in cash and cash equivalents	168,928	(22,936)
Cash and cash equivalents at beginning of period	142,608	219,447
Cash and cash equivalents at end of period	$311,536	$196,511

Detail of GAAP Charges Related to Revenue, Stock-Based Compensation,
Amortization of Acquisition Intangibles and Acquisition-Related Transaction Costs
(In thousands)
(Unaudited)

	Three Months Ended		Nine Months Ended
	Sept. 30,		Sept. 30,
	2012	2011	2012	2011
Net sales
Acquisition-related deferred revenue	$-	$2,818	$2,156	$2,818
GSA accrual	-	13,107	(1,349)	13,107
Provision for income taxes	-	(5,573)	(282)	(5,573)
Total	$-	$10,352	$525	$10,352

Stock-based compensation
Cost of sales	$436	$401	$1,289	$1,116
Sales and marketing	2,994	2,630	8,579	7,009
Research and development	2,862	2,489	7,990	6,245
General and administrative	928	834	2,648	2,280
Provision for income taxes	(1,999)	(826)	(5,386)	(4,786)
Total	$5,221	$5,528	$15,120	$11,864

Amortization of acquisition intangibles
Cost of sales	$2,165	$2,586	$6,761	$4,595
Sales and marketing	448	447	1,343	624
Other income, net	189	198	571	765
Provision for income taxes	(887)	(1,034)	(2,753)	(1,743)
Total	$1,915	$2,197	$5,922	$4,241

Acquisition-related transaction costs
Cost of sales	$-	$22	$32	$22
Sales and marketing	190	147	429	1,129
Research and development	33	70	195	70
General and administrative	(18)	31	38	458
Provision for income taxes	(72)	(95)	(243)	(146)
Total	$133	$175	$451	$1,533

National Instruments
Reconciliation of GAAP to Non-GAAP Measures
(In thousands, except per share data)
(Unaudited)

	Three Months Ended		Nine Months Ended
	Sept. 30,		Sept. 30,
	2012	2011	2012	2011
Reconciliation of Net Sales to Non-GAAP Net Sales
Net sales, as reported	$289,974	$254,988	$843,366	$746,122
Acquisition-related deferred revenue	-	2,818	2,156	2,818
GSA accrual	-	13,107	(1,349)	13,107
Non-GAAP net sales	$289,974	$270,913	$844,173	$762,047

Reconciliation of Gross Profit to Non-GAAP Gross Profit
Gross profit, as reported	$216,480	$189,773	$637,673	$572,545
Acquisition-related deferred revenue and GSA accrual	-	15,925	807	15,925
Stock-based compensation	436	401	1,289	1,116
Amortization of acquisition intangibles	2,165	2,586	6,761	4,595
Acquisition-related transaction costs	-	22	32	22
Non-GAAP gross profit	$219,081	$208,707	$646,562	$594,203
Non-GAAP gross margin	76%	77%	77%	78%

Reconciliation of Operating Expenses to Non-GAAP Operating Expenses
Operating expenses, as reported	$186,554	$179,017	$548,539	$492,335
Stock-based compensation	(6,784)	(5,953)	(19,217)	(15,534)
Amortization of acquisition intangibles	(448)	(447)	(1,343)	(624)
Acquisition-related transaction costs	(205)	(248)	(662)	(1,657)
Non-GAAP operating expenses	$179,117	$172,369	$527,317	$474,520

Reconciliation of Operating Income to Non-GAAP Operating Income
Operating income, as reported	$29,926	$10,756	$89,134	$80,210
Acquisition-related deferred revenue and GSA accrual	-	15,925	807	15,925
Stock-based compensation	7,220	6,354	20,506	16,650
Amortization of acquisition intangibles	2,613	3,033	8,104	5,219
Acquisition-related transaction costs	205	270	694	1,679
Non-GAAP operating income	$39,964	$36,338	$119,245	$119,683
Non-GAAP operating margin	14%	13%	14%	16%

Reconciliation of Income Before Income Taxes to Non-GAAP Income Before Income Taxes
Income before income taxes, as reported	$28,925	$10,307	$86,846	$79,612
Acquisition-related deferred revenue and GSA accrual	-	15,925	807	15,925
Stock-based compensation	7,220	6,354	20,506	16,650
Amortization of acquisition intangibles	2,802	3,231	8,675	5,984
Acquisition-related transaction costs	205	270	694	1,679
Non-GAAP income before income taxes	$39,152	$36,087	$117,528	$119,850

Reconciliation of Provision for Income Taxes to Non-GAAP Provision for Income Taxes
Provision for (benefit from) income taxes, as reported	$4,585	$(2,429)	$17,423	$9,867
Acquisition-related deferred revenue and GSA accrual	-	5,573	282	5,573
Stock-based compensation	1,999	826	5,386	4,786
Amortization of acquisition intangibles	887	1,034	2,753	1,743
Acquisition-related transaction costs	72	95	243	146
Non-GAAP provision for income taxes	$7,543	$5,099	$26,087	$22,115

Reconciliation of GAAP Net Income, Basic EPS and Diluted EPS to Non-GAAP Net Income, Basic EPS and Diluted EPS
(In thousands, except per share data)

(Unaudited)

	Three Months Ended		Nine Months Ended
	Sept. 30,		Sept. 30,
	2012	2011	2012	2011
Net income, as reported	$24,340	$12,736	$69,423	$69,745
Adjustments to reconcile net income to non-GAAP net income:
Acquisition-related deferred revenue and GSA accrual, net of tax effect	-	10,352	525	10,352
Stock-based compensation, net of tax effect	5,221	5,528	15,120	11,864
Amortization of acquisition intangibles, net of tax effect	1,915	2,197	5,922	4,241
Acquisition-related transaction costs, net of tax effect	133	175	451	1,533
Non-GAAP net income	$31,609	$30,988	$91,441	$97,735

Basic EPS, as reported	$0.20	$0.11	$0.57	$0.58
Adjustment to reconcile basic EPS to non-GAAP basic EPS:
Impact of acquisition-related deferred revenue and GSA accrual, net of tax effect	-	0.09	0.01	0.09
Impact of stock-based compensation, net of tax effect	0.04	0.04	0.12	0.10
Impact of amortization of acquisition intangibles, net of tax effect	0.02	0.02	0.05	0.04
Impact of acquisition-related transaction costs, net of tax effect	-	-	-	0.01
Non-GAAP basic EPS	$0.26	$0.26	$0.75	$0.82

Diluted EPS, as reported	$0.20	$0.11	$0.57	$0.58
Adjustment to reconcile diluted EPS to non-GAAP diluted EPS:
Impact of acquisition-related deferred revenue, and GSA accrual, net of tax effect	-	0.08	0.01	0.09
Impact of stock-based compensation, net of tax effect	0.04	0.05	0.12	0.10
Impact of amortization of acquisition intangibles, net of tax effect	0.02	0.02	0.05	0.03
Impact of acquisition-related transaction costs, net of tax effect	-	0.00	-	0.01
Non-GAAP diluted EPS	$0.26	$0.26	$0.75	$0.81

Weighted average shares outstanding -
Basic	122,402	120,308	121,710	119,585
Diluted	123,074	121,102	122,726	121,027

Reconciliation of Net Income and Diluted EPS to EBITDA and EBITDA Diluted EPS
(In thousands, except per share data)
(unaudited)

	Three Months Ended		Nine Months Ended
	Sept. 30,		Sept. 30,
	2012	2011	2012	2011
Net income, as reported	$24,340	$12,736	$69,423	$69,745
Adjustments to reconcile net income to EBITDA:
Interest income	(133)	(354)	(495)	(1,039)
Taxes	4,585	(2,429)	17,423	9,867
Depreciation and amortization	13,713	12,355	41,029	35,745
EBITDA	$42,505	$22,308	$127,380	$114,318

Diluted EPS, as reported	$0.20	$0.11	$0.57	$0.58
Adjustment to reconcile diluted EPS to EBITDA:
Interest income	(0.00)	(0.01)	(0.00)	(0.01)
Taxes	0.04	(0.02)	0.14	0.08
Depreciation and amortization	0.11	0.10	0.33	0.29
EBITDA diluted EPS	$0.35	$0.18	$1.04	$0.94

Weighted average shares outstanding - Diluted	123,074	121,102	122,726	121,027

National Instruments
Reconciliation of GAAP to Non-GAAP EPS Guidance
(unaudited)

	Three months ended
	Dec. 31, 2012
	Low	High
GAAP fully diluted EPS, guidance	$0.11	$0.25
Adjustment to reconcile diluted EPS to non-GAAP diluted EPS:
Impact of stock-based compensation, net of tax effect	0.04	0.04
Impact of amortization of acquisition intangibles, net of tax effect	0.02	0.02

Non-GAAP diluted EPS, guidance	$0.17	$0.31